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                                                                   Exhibit 10.35

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This is the fourth amendment (the "Fourth Amended Agreement") to that certain Amended Employment Agreement dated as of the 8th day of August, 2000 (the "Agreement"), the First Amended Agreement dated as of September 20, 2002 (the "First Amended Agreement"), the Second Amended Agreement dated as of March 19, 2003 (the "Second Amended Agreement"), and the Third Amended Agreement dated as of June, 2003 (the "Third Amended Agreement") between Mpower Communications Corp., a Nevada corporation (the "Company") and Joseph M. Wetzel ("Executive") (collectively, the "Agreements").

The Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following amendments to the Agreements.

1. Notwithstanding anything contained in the Agreements to the contrary, the Company shall pay to the Executive, on or before December 31, 2003, the amount of $14,405.63, less customary withholdings, representing all income taxes the Executive will have to pay on any relocation/housing/travel monies paid by the Company to the Executive for both himself and his wife, Sharon Wetzel, in 2003. Adjustments will be made immediately if in fact the taxes paid are greater or less than $14,405.63.

2. Notwithstanding anything contained in the Agreements to the contrary, the Company shall pay to the Executive an additional sum of $15,735.64, less customary withholdings, representing reimbursement to the Executive for any and all expenses related to his rental residence in Las Vegas, Nevada through the expiration of his present lease, with the parties recognizing that this sum has already been grossed up for taxes. Adjustments will be made immediately if in fact the taxes paid are greater or less than $5,735.64.

3. Notwithstanding anything contained in the Agreements to the contrary, the parties agree that except as set forth herein, and pursuant to the Company's existing reimbursement policies with respect to the Executive's travel in the ordinary course of business, no additional amounts will be paid to the Executive in 2004 for either his travel or the travel of his wife, Sharon Scott.

4. At the expiration of his present lease of his rental residence, the security deposit of $2,000, less any deductions made by the landlord, shall be returned to the Company.

5. Notwithstanding anything contained in the Agreements to the contrary, in the event the Executive purchases a residence in Las Vegas, Nevada when his lease expires, the Company shall pay all closing costs with respect to the purchase of that property, and all reasonable and customary moving expenses with respect to any furniture or other personal belongings moved by the Executive at that time from Denver, Colorado to Las Vegas, Nevada. The parties agree that this provision is in lieu of all other rights the Executive has with respect to any and all Company relocation policies presently in effect.

6. Notwithstanding anything contained in the Agreements to the contrary, if the Executive's employment with the Company is terminated pursuant to 4.02 of the Third Amended Agreement, and a result of that termination of employment, the Executive notifies the Company within six (6) months of the termination that the residential property referred to in paragraph 5 above has been listed for sale, the Company will pay reasonable closing costs with respect to any such sale completed pursuant to that initial listing or any subsequent but continuous listing at commercially reasonable offering prices. The parties agree that this provision is in lieu of all other rights the Executive has with respect to any and all Company relocation policies presently in effect as regards a sale resulting from a termination pursuant to 4.02. The Company's customary relocation policies shall apply to any other move made by the Executive from Las Vegas agreed to by all parties.

7. Notwithstanding anything contained in the Agreements to the contrary, the Executive unequivocally waives his right to assert that his business or residential relocation to Las Vegas, Nevada triggered any rights under any existing agreement between the Company and the Executive, including but not limited to the aforesaid Agreements and any and all stock option agreements presently in existence between the Company and the Executive.

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Except as amended by this Fourth Amended Agreement, all terms and conditions of the Agreement shall remain in full force and effect. Moreover, it is the intention of the parties hereto that if this Fourth Amended Agreement is void, becomes voidable, or otherwise is or becomes unenforceable as drafted, then the Agreement, First Amended Agreement, Second Amended Agreement and Third Amended Agreement shall continue in full force and effect, in accordance with the terms and conditions thereof immediately prior to the execution of this Fourth Amended Agreement. This Fourth Amended Agreement may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

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         IN WITNESS WHEREOF, the parties have duly executed this Fourth Amended
Agreement as of this 31st day of December, 2003.

                                             MPOWER COMMUNICATIONS CORP.

                                    By:      /s/ Rolla P. Huff
                                             -----------------------------------
                                             Rolla P. Huff
                                             Chairman & CEO

                                             /s/ Joseph M. Wetzel
                                             -----------------------------------
                                             Joseph M. Wetzel